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                                                                    EXHIBIT 10.6

[LETTERHEAD OF MERCATOR SOFTWARE]

                                  June 28, 2001

Mr. Kenneth J. Hall
22 Normandy Lane
Riverside, CT  06878

Dear Ken:

      On behalf of Mercator Software, I am pleased to extend an offer of employment to you as Senior Vice President, Chief Financial Officer, and Treasurer. In this role you will be a member of the executive management team, operations committee, strategy council, and participate in the strategic and operational needs of the business. Your responsibilities shall include the financial, accounting, tax and investor relations functions of the Company on a worldwide basis. Ken, I look forward to bringing you on board as a key member of our executive leadership team. Following are details of our offer to you.

1. Position. You will start in a full-time position on or before July 9, 2001 as Senior Vice President and Chief Financial Officer reporting to me. By signing this letter, you confirm to the Company that you are under no contractual or other legal obligations that would prohibit you from entering employment with or performing your duties for the Company.

2. Compensation and Employee Benefits. You will be paid a starting salary at the annual rate of $275,000, subject to an annual compensation review, including options, each year beginning February 1, 2002, and payable in accordance with the Company's standard payroll schedule. We will also offer you the opportunity to participate in the Company's annual incentive bonus plan, under which you will be eligible to earn, at par, a bonus of 100% of your base salary. The bonus payout is based upon corporate performance and individual contribution in meeting our objectives. The payout range is zero to 300% of your base salary. The bonus will be prorated from July 1, 2001 and is guaranteed to be no less than 100% of your base salary. $75,000 of the bonus will be paid upon your start, with the balance payable in the first quarter of 2002, consistent with when other executives at this level are paid. As a senior executive of the Company, you will be eligible to participate in all company-sponsored benefits that the Company makes available to senior executives (e.g., health insurance, dental insurance, etc.).

3. Stock Options. You will be granted 400,000 stock options upon the commencement of your employment with an exercise price equal to the fair market value on the date of grant. 100,000 stock options will vest immediately upon the date of grant of such the additional 300,000 stock options will vest quarterly subject to the attached vesting schedule.

Upon a change of control of Mercator, Fifty (50%) percent of your outstanding unvested stock options will vest and become immediately exercisable. A change of control will be defined as the acquisition, merger, dissolution, liquidation, consolidation or sale of all or
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Mr. Kenneth J. Hall
June 28, 2001
Page 2


substantially all of the assets of the company. The stock options that you acquire shall be subject to the terms and conditions of the relevant stock option plan and stock option agreement and other related agreements to be entered into by and between you and the Company. In the event your employment is terminated by death or disability, stock options to be vested within six (6) months of your death or disability will be vested and be exercisable for the balance of their original term. The stock options will be granted in the form of an ISO to the maximum extent permitted by the Plan. Any residual shares will be in the form of a Non-Qualified stock option grant.

4. Vacation. You will be entitled to four weeks vacation, in addition to scheduled company holidays.

5. Life Insurance. As a key executive within the company, you will be entitled to receive term life insurance valued at $1,000,000.

6. Severance. If you are terminated for any reason other than for cause, you will be entitled to one year's of your then base salary plus a bonus at 100% of your then base salary, payable biweekly. In addition, all executive benefits for medical insurance and other executive perquisites will be provided for 12 months. Cause means: (i) your conviction of a felony; (ii) your willful neglect of your obligations and duties hereunder, which neglect you shall fail to remedy within ten (10) days after written demand from Mercator; or (iii) you willfully engage in conduct demonstrably and materially injurious to Mercator, momentarily or otherwise, and fail to remedy such conduct within ten (10) days after receipt of Notice thereof from Mercator. For the purpose of this clause, no act, or failure to act, on your part shall be deemed willful unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in, or not opposed to, the best interests of Mercator.

You shall have the right to terminate your employment under this Agreement by Notice within thirty (30) days of the occurrence of Good Reason. "Good Reason" means, without your written consent, the occurrence of any of the following: (i) a significant diminution of, or the assignment to you of any duties inconsistent with your title, status, duties or responsibilities specified in the introductory paragraph hereof; (ii) a reduction by Mercator in your annual Bas Salary as in effect on the date hereof or as the same may be increased from time to time or your target bonus as a percentage of Base Salary; (iii) the failure by Mercator to provide or continue in effect (a) any benefit specified herein or
(b) any compensation plan or other fringe benefit provided by Mercator in which you are then participating which by itself or in the aggregate is material to your total compensation unless there shall have been instituted a replacement or substitute plan or fringe benefit providing comparable value; (iv) the relocation of your office at Mercator more than fifty (50) miles from Wilton, CT; or (v) the failure of Mercator to obtain the written assumption of this Agreement by any successor to all or substantially all of its assets or business within thirty (30) days after a merger, consolidation, sale or a Change of Control as defined above.
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Mr. Kenneth J. Hall
June 28, 2001
Page 3


If there is a change of control of the Company, as defined in paragraph 3, and within one year following this change of control, you are constructively terminated as defined in this agreement, Mercator, or its successor, shall pay you eighteen (18) months of your then base salary, and a bonus at 150% of your annual base salary in accordance with the Company's usual payroll practices. In addition, all executive benefits for medical insurance and other executive perquisites will be provided for 12 months.

7. Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company. You also will not assist any person or entity in competing with the Company, in preparing to compete with the Company, or in hiring any employees or consultants of the Company.

8. Employment Relationship. The term of your employment with the Company is for no specific period of time. Your employment with the Company will be "at will," meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause with 30 days notice. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and the Company.

9. Withholding Taxes. All amounts of compensation referred to in this letter are subject to reduction by the Company to meet all applicable withholding and payroll tax requirements.

10. Conditions of Employment. Upon joining Mercator, you will be required to sign the enclosed Conditions of Employment agreement that includes non-disclosure and non-compete clauses which set forth conditions relating to the security and protection of the Company's trade secrets. In addition, you will be required to comply with and periodically sign a certification of compliance with Mercator's Insider Trading Policy.

11. Entire Agreement. This letter supersedes and replaces any prior understandings or agreements, whether oral or written, between you and the Company regarding the subject matter described in this letter.

      We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating the line provided below and returning the executed copy to the undersigned. The terms and conditions of this offer are contingent upon the satisfactory completion of reference checks and, as required by law, upon your providing legal proof of your identify and authorization to work in the United States.
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Mr. Kenneth J. Hall
June 28, 2001
Page 4


      I look forward to working with you and having you as a member of my executive team.

      If you have any questions, please call me at (203) 563-1201.

                                           Very truly yours,
                                           MERCATOR SOFTWARE, INC.


                                           /s/ Roy C. King

                                           Roy C. King
                                           Chief Executive Officer and Chairman


      I have read and accept this employment offer:

      /s/ Kenneth J. Hall                              Date:
      --------------------------------------------          --------------------
      Signature of Kenneth J. Hall

      July 9, 2001
      -----------------------------------
      Agreed start date
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Mr. Kenneth J. Hall
June 28, 2001
Page 5


                          Attachment - Vesting Schedule

                        --------------------------------
                        # of Options    Date of Vesting
                        --------------------------------
                          100,000        Date of Grant
                        --------------------------------
                            21,430         10/09/01
                        --------------------------------
                            21,430          1/09/02
                        --------------------------------
                            21,430          4/09/02
                        --------------------------------
                            21,430          7/09/02
                        --------------------------------
                            21,430         10/09/02
                        --------------------------------
                            21,430          1/09/03
                        --------------------------------
                            21,430          4/09/03
                        --------------------------------
                            21,430          7/09/03
                        --------------------------------
                            21,430         10/09/03
                        --------------------------------
                            21,430          1/09/04
                        --------------------------------
                            21,430          4/09/04
                        --------------------------------
                            21,430          7/09/04
                        --------------------------------
                            21,430         10/09/04
                        --------------------------------
                            21,410          1/09/05
                        --------------------------------